EXHIBIT 3.1

New Jersey Department of State
Division of Commercial Recording
Certificate of Incorporation, Profit
(Title 14A:2-7 New Jersey Business Corporation Act
For Use by Domestic Profit Corporations)

________________________________________________________________________________________________________

This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted Statute of the New Jersey Statutes.

1.	Name of Corporation: A.J. Glaser Inc.
2.	The purpose for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under N.J.S.A. 14A 1-1 et. seq:
                             Personal Training
3.	Registered Agent: Judd Futerman
4.	Registered Office: 70 Washington Avenue
                             Dumont, NJ  07628

5.	The aggregate number of shares which the corporation shall have authority to issue is:

100

6.	If applicable, set for the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations.

No Par Common Stock

7.
If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.

No Par Common Stock

8.	The first Board of Directors shall consist of 1 Directors (minimum of one).
      Name                             Street Address                                                   City                      State                      Zip

Adam J. Glaser                 260 Prospect Avenue                                           Hackensack                  NJ                      07601

9.	Name and Address of Incorporator(s):
      Name                                Street Address                                                 City                     State                      Zip

Adam J. Glaser                 260 Prospect Avenue                                           Hackensack                   NJ                      07601

10.	The duration of the corporation is: Ongoing
11.	Other provisions:

           In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this 27 day of August 1996.

/s/ Adam J. Slazer
Adam J. Slazer